UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54226	59-3649554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1409 Kinsley Ave., Ste. 2 Orange Park, FL	32073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On October 21, 2020, ARC Fat Patty’s, LLC (“Borrower”), a wholly-owned subsidiary of ARC Group, Inc. (the “Company”), executed a Loan and Security Agreement (the “Loan Agreement”), a Promissory Note (the “Note”), and related documents for a loan (the “Loan”) in the aggregate amount of $3,180,900 for which City National Bank of Florida (“City National Bank”) served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On October 27, 2020, the Company learned that the Loans had been funded and closed.

The Note has a term of five years and bears interest at a rate per annum equal to: (i) the London Interbank Offered Rate for 30-day U.S. dollar deposits as published in the “Money Rates” column of the local edition of The Wall Street Journal, plus (ii) three percent (3%). Commencing on November 22, 2021 and continuing on the twenty-second (22nd) day of each month thereafter, Borrower shall make consecutive monthly payments of accrued interest. On October 22, 2023 and October 22, 2024, Borrower must make an annual payment of principal plus accrued but unpaid interest in an amount equal to fifteen percent (15%) of the outstanding principal balance of the Note (inclusive of accrued but unpaid interest). The entire outstanding principal balance of the note together with all accrued and unpaid interest is due and payable in full on October 22, 2025. Borrower may prepay the Loan at any time without incurring any prepayment penalties. The Note provides for customary events of default, including, among others, those relating to a failure to make payment, bankruptcy, breaches of representations and covenants, and the occurrence of certain events. As security for the Note, Borrower granted City National Bank a security interest in and to any and all of its property.

The foregoing description of the Loan Agreement and Note does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 below is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan and Security Agreement, dated October 22, 2020, by and between ARC WingHouse, LLC and City National Bank of Florida

10.2	Note, dated October 22, 2020, issued by ARC WingHouse, LLC in favor of City National Bank of Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: November 2, 2020	/s/ Alex Andre
Alex Andre
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated October 22, 2020, by and between ARC WingHouse, LLC and City National Bank of Florida

10.2	Note, dated October 22, 2020, issued by ARC WingHouse, LLC in favor of City National Bank of Florida